UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

CASELLA WASTE SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

JCP INVESTMENT PARTNERSHIP, LP JCP SINGLE-ASSET PARTNERSHIP, LP JCP INVESTMENT PARTNERS, LP JCP INVESTMENT HOLDINGS, LLC JCP INVESTMENT MANAGEMENT, LLC JAMES C. PAPPAS BRETT W. FRAZIER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

JCP Investment Management, LLC, together with the other participants named herein (collectively, “JCP Investment Management”), has filed a definitive proxy statement with the Securities and Exchange Commission and an accompanying GOLD proxy card to be used to solicit votes for the election of JCP Investment Management’s slate of two highly-qualified director nominees to the Board of Directors of Casella Waste Systems, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2015 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

Item 1: On October 28, 2015, JCP Investment Management issued the following press release (the “Press Release”):

JCP is Here to Ensure Accountability to Class A Shareholders

Don’t Be Fooled by the Promise of Change: Send the Message that Accountability
Does Not End at the Annual Meeting

VOTE THE GOLD PROXY CARD TODAY TO ENSURE THAT PRESSURE TO PERFORM AND ACCOUNTABILITY ARE PERMANENT ADDITIONS TO CASELLA’S CULTURE

Dear Fellow Casella Stockholder:

JCP Investment Management, LLC (“JCP”), together with its affiliates, currently owns approximately 5.8% of Casella Waste Systems, Inc (NASDAQ: CWST) (“Casella” or the “Company”).  We have nominated two highly-qualified, independent candidates, Brett W. Frazier and James C. Pappas, for election to Casella’s board of directors (the “Board”) at the upcoming annual meeting of stockholders (the “Annual Meeting”) to be held next Friday, November 6, 2015. For the last nine months, JCP has worked diligently to introduce fresh perspective, real accountability and focus on the public stockholders into Casella’s performance and strategy.  Along the way we have heard from many of our fellow stockholders who have expressed support for the change and accountability we are seeking at Casella, for which we are very grateful.

To be clear, as a 5.8% Class A shareholder we are here to monitor the management’s execution of the promises they have made to shareholders.  Casella has not achieved a guidance in 18 years as a public company. The Company’s chances of success are multiplied with JCP’s nominees on the Board. If the management plan does not work, we are here to make sure strategic alternatives are explored.

As long-term stockholders, we would happily buy into management’s promise of increased returns if it could be trusted.  But Casella’s management as well as Casella’s Board continue to be led by John Casella and his brother and this old guard is singing a well-familiar tune.

They promised stockholders a turnaround in their 2010 plan and then again in their 2012 plan and both have proven failures (both plans resulted in a decrease or flat EBITDA and since the 2012 plan leverage has only increased from 4.7x to 5.1x while Class A stockholders have been massively diluted with an 11.5 million share issuance).

It is crucial that stockholders continue to demand accountability from Casella’s management and Board by electing JCP’s nominees so we can tackle Casella’s long-term challenges and create sustainable improvement.

We are seeking to add two independent directors on the Board who will oversee impartially John Casella and his management team and will ensure the best interests of the Class A public stockholders are paramount in all material decisions, including in pursuing strategic alternatives if this proves to be a value-maximizing option.

DON’T BE FOOLED BY MANAGEMENT’S PROMISES

We have always been firm believers in Casella’s landfills, trucks and transfer stations.  Unfortunately, as all long-term investors know, Casella’s track record over the last ten years is littered with strategy reversals and unrealized promises of margin improvement, enhanced growth, and lower leverage.

Under the harsh light of a proxy contest, Casella management is offering more new promises to deliver improvements.

WITHOUT JCP’S CONTEST, NONE OF CASELLA’S SHORT TERM CHANGES WOULD HAVE HAPPENED

Ask yourself: with management responding to themselves as part of a management -partial Board will they see through completion the initiatives they promise public stockholders today? Or will the public stockholders once again find themselves cheated as they were in 2010 and then again in 2012 once the Annual Meeting is over and pressure from JCP subsides?

And if this new plan fails again, will John Casella -- founder, CEO, Chairman and Class B holder of Casella-- do what is right for us the Class A stockholders?  Will he open-mindedly explore all strategic alternatives to maximize value for the Class A stockholders?

In our conversations with you, Casella’s true owners, we have found broad agreement with our views on Casella’s performance and our proposed strategies to improve that performance.  In fact, we have found that most investors accept as a predicate that Casella needs dramatic change and that accountability has been desperately lacking for years.  Pressure to perform from stockholders has started the ball rolling, but it will take more than promises to generate durable performance improvement and sustainable value enhancement.  Stockholder-driven accountability is working - we need your help to finish the job.

WE WANT SUCCESSFUL EXECUTION

IF CASELLA’S PLAN FAILS, WE NEED TO SEEK STRATEGIC ALTERNATIVES

This debate has always been about who is better equipped to demand answers to the tough questions that Casella’s leadership has avoided for a decade: the status quo handpicked nominees or independent stockholder representatives.  As independent nominees of major stockholders, the JCP director candidates are focused on the issues that matter to all Casella stockholders.

We encourage stockholders to send a message that pressure to perform does not end with the Annual Meeting by voting the GOLD proxy card to elect both JCP nominees.

We believe the choice is clear: a vote for JCP’s nominees is a vote to embrace accountability and objective decision-making, and your best insurance policy against a return to the status quo.

Sincerely,

James C. Pappas

VOTE FOR THE MOST QUALIFIED SLATE OF DIRECTORS TO RESTORE AND ENHANCE THE VALUE OF YOUR CASELLA INVESTMENT

PLEASE SIGN, DATE, AND MAIL THE GOLD PROXY CARD TODAY

If you have any questions, or require assistance with your vote, please call InvestorCom, Inc., toll- free at (877) 972-0090 or direct at (203) 972-9300

About JCP Investment Management:

JCP Investment Management, LLC is an investment firm headquartered in Houston, TX that engages in value-based investing across the capital structure.  JCP follows an opportunistic approach to investing across different equity, credit and distressed securities largely in North America.

Investor Contact:

John Glenn Grau
InvestorCom, Inc.
(203) 972-9300 ext. 11

Item 2: On October 28, 2015, JCP Investment Management mailed the Press Release along with the following GOLD proxy card to shareholders of the Company:

CASELLA WASTE SYSTEMS, INC.

2015 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF JCP INVESTMENT PARTNERSHIP, LP

THE BOARD OF DIRECTORS OF CASELLA WASTE SYSTEMS, INC.
IS NOT SOLICITING THIS PROXY

P           R           O           X           Y

The undersigned appoints James C. Pappas and Steve Wolosky, and each of them, attorneys and agents with full power of substitution to vote all shares of Class A Common Stock of Casella Waste Systems, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2015 Annual Meeting of Stockholders of the Company scheduled to be held at The Mountain Top Inn & Resort, located at 195 Mountain Top Road, Chittenden, Vermont 05737, on Friday, November 6, 2015 at 10:00 a.m., Eastern Time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Class A Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to JCP Investment Partnership, LP (“JCP”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “AGAINST” PROPOSAL 2, AND “FOR” PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting.  This Proxy will only be valid in connection with JCP’s solicitation of proxies for the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark vote as in this example

JCP STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1.  JCP MAKES NO RECOMMENDATION WITH RESPECT TO EACH OF PROPOSAL 2 AND PROPOSAL 3.

1.	JCP’s proposal to elect Brett W. Frazier and James C. Pappas as Class III directors of the Company to serve until the 2018 Annual Meeting of Stockholders.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Brett W. Frazier James C. Pappas	☐	☐	☐ ________________ ________________

JCP does not expect that any of the Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the shares of Class A Common Stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s Third Amended and Restated By-Laws (the “Bylaws”) and applicable law.  In addition, JCP has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, shares of Class A Common Stock represented by this proxy card will be voted for such substitute nominee(s).

JCP intends to use this proxy to vote (i) “FOR” Messrs. Frazier and Pappas and (ii) “FOR” the candidate who has been nominated by the Company to serve as director, other than Messrs. Casella and Hulligan, for whom JCP is not seeking authority to vote for and will not exercise any such authority. The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement.

There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if our Nominees are elected.

Note: If you do not wish for your shares of Common Stock to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below. Your shares of Common Stock will be voted for the remaining nominee(s). You may also withhold authority to vote for one or more additional candidates who have been nominated by the Company by writing the name(s) of the nominee(s) below.
________________________________________________________

2.	Company’s proposal to approve, in an advisory “say-on-pay” vote, the compensation of the Company’s named executive officers.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Company’s proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.